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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
January 10, 2003

SAILTECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-33481	65-1060612
(Commission File No.)	(IRS Employer ID)

580 Hornby Street
Suite 900
Vancouver, British Columbia V6C 3B6
(Address of principal executive offices and Zip Code)

(604) 806-0626
(Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On January 1, 2003, Sailtech International, Inc. (the "Company") issued 20,000,000 restricted shares of common stock to six individuals in exchange for 500,000 shares of common stock of Ecoloclean, Inc., a Texas corporation. This transaction is evidence by a Business Combination Agreement dated January 1, 2003 which is an exhibit to this report. The 500,000 shares of Ecoloclean, Inc. constituted 100% of the total outstanding shares of Ecoloclean, Inc. The issuance of the 20,000,000 shares of the Company's common stock constituted 65.68 % of the total outstanding shares of the Company after the transaction was completed. After the foregoing transaction, there were 30,449,575 shares of the Company's common stock outstanding and the following persons own 5% or more of the total outstanding shares of the Company.

Royis Ward Michael Ward Allan Hanson Michael Richardson Samuel Simon Dan Cocke	19.71% 19.71% 5.25% 13.14% 5.25% 2.63%

ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

Pursuant to the Share Exchange Agreement referred to in Item 1, the Company acquired 100% of the total outstanding shares of Ecoloclean, Inc., a Texas corporation, in a share exchange. 500,000 shares of Ecoloclean, Inc. were exchange for 20,000,000 shares of the Company. Ecoloclean, Inc. had a total of six (6) shareholders. After the transaction was completed, the shareholders of Ecoloclean, Inc. owned 20,000,000 shares or 65.68 % of the Company's total outstanding shares of common stock. The consideration for the transaction was based upon negotiations between the parties. No shareholders of Ecoloclean, Inc. were affiliates of the Company.

Ecoloclean, Inc. is engaged in the business of treating contaminated water through a process known as "Electrocoagulation."

ITEM 5. OTHER EVENTS

On August 25, 2002, the Company entered into an agreement with the Phillips Family Limited Partnership to redeem 7,500,000 shares of common stock issued to Phillips Family Limited Partnership in consideration of the payment of $25,000 in cash. The redemption of the 7,500,000 shares effectively cancelled a debt the Phillips Family Limited Partnership in the amount of $5,625,000 which was the value of the 7,500,000 shares of common stock as determined by the parties. The foregoing agreement is evidenced by the Settlement and Stock Redemption Agreement attached to this report and a Consent, Waiver, Release and Termination Agreement which is also attached to this report. The $25,000 in cash was not paid. Accordingly the 7,500,000 shares remained outstanding. On December 27, 2002, the Company and the Phillips Family Limited Partnership agreed to substitute a promissory note in the amount of $31,000 in lieu of the $25,000.00 in cash. A copy of the promissory note is attached to this report as an exhibit. On December 31, 2002, the shares of common stock issued to the Phillips Family Limited Partnership were cancelled.

Under the terms of the promissory note, the Company will pay on January 31, 2003, the sum of $31,000 together with interest thereon at the rate of 9% per annum from December 27, 2002. If the note is not paid by January 31, 2003, the interest rate increases to 18% on all unpaid amounts or the highest annual interest rate under Nebraska law, which ever is greater.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired

The financial statements required by Item 7 of this report are unavailable at this time and will be supplied not later than sixty (60) days from the date of this report.

Pro forma financial information

The pro forma financial information required by Item 7 of this report is unavailable at this time and will be supplied not later than sixty (60) days from the date of this report.

Exhibits
10.1	Business Combination Agreement
10.2	Settlement and Stock Redemption Agreement
10.3	Promissory Note
10.4.	Consent, Waiver, Release and Termination Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 10, 2003

SAILTECH INTERNATIONAL, INC.
BY:	/s/ Barry Girling
Barry Girling President and Chief Executive Officer